          As filed with the Securities and Exchange Commission on May 4, 2001

                                                  Registration No. 333-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                            THE B.F.GOODRICH COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                                -----------------

          NEW YORK                                           34-0252680
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                           Identification No.)

                                -----------------

                              FOUR COLISEUM CENTRE
                              2730 WEST TYVOLA ROAD
                         CHARLOTTE, NORTH CAROLINA 28217
                                 (704) 423-7000
          (Address, Including Zip Code, of Principal Executive Offices)
                                -----------------

                            THE B.F.GOODRICH COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                                -----------------

                             KENNETH L. WAGNER, ESQ.
                     SENIOR COUNSEL AND ASSISTANT SECRETARY
                            THE B.F.GOODRICH COMPANY
                              FOUR COLISEUM CENTRE
                              2730 WEST TYVOLA ROAD
                         CHARLOTTE, NORTH CAROLINA 28217
                                 (704) 423-7000
            (Name, Address, including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                -----------------


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                         CALCULATION OF REGISTRATION FEE

================================================================================================
Title of Securities     Amount to           Proposed Maximum   Proposed Maximum    Amount of
to be Registered      be Registered     offering Price per        Aggregate        Registration
                      (1)                      Share (2)        Offering Price(2)   Fee
------------------------------------------------------------------------------------------------
Common Stock,      2,000,000 shares           $39.95              $79,900,000      $19,975.00
Par value $5.00
per share
================================================================================================

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933. Each share of common stock carries with it one junior preferred share purchase right.

(2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low trade prices of the Common Stock on the New York Stock Exchange on April 30, 2001.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.




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


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are hereby incorporated by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Company's Current Report on Form 8-K filed March 15, 2001 and May 1, 2001;

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed July 27, 1987, including any amendment or report filed for the purpose of updating such description; and

         (d) The description of the Company's Junior Participating Preferred Stock, Series F, contained in the Company's Registration Statement on Form 8-A filed June 19, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.


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


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock to be issued pursuant to the Company's Employee Stock Purchase Plan will be passed upon by Kenneth L. Wagner, Senior Counsel and Assistant Secretary of the Company. Mr. Wagner owns a number of shares of Common Stock and holds options to purchase additional shares of Common Stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Company's Restated Certificate of Incorporation no member of the Board of Directors shall have any personal liability to the Company or its shareholders for damages for any breach of duty in such capacity, provided that such liability shall not be limited if a judgment or other final adjudication adverse to the Director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the Director's acts violated Section 719 of the New York Business Corporation Law ("B.C.L.") (generally relating to the improper declaration of dividends, improper purchases of shares, improper distribution of assets after dissolution, or making any improper loans to directors contrary to specified statutory provisions). Reference is made to Article TWELFTH of the Company's Restated Certificate of Incorporation filed as Exhibit 3(A) to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         Under the Company's By-Laws, any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or served any other corporation in any capacity at the request of the Company shall be indemnified by the Company to the extent and in a manner permissible under the laws of the State of New York.

         In addition, the Company's By-Laws provide indemnification for directors and officers where they are acting on behalf of the Company where the final judgment does not establish that the director or officer acted in bad faith or was deliberately dishonest, or gained a financial profit or other advantage to which he was not legally entitled. The By-Laws provide that the indemnification rights shall be deemed to be "contract rights" and continue after a person ceases to be a director or officer or after rescission or modification of the bylaws with respect to prior occurring events. They also provide directors and officers with the benefit of any additional indemnification which may be permitted by later amendment to the B.C.L. The By-Laws further provide for advancement of expenses and specify procedures in seeking and obtaining indemnification. Reference is made to Article VI of the Company's By-Laws filed as Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         The Company has insurance to indemnify its directors and officers, within the limits of the Company's insurance policies, for those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of New York.

         Reference is made to Sections 721-726 of the B.C.L., which are summarized below.

         Section 721 of the B.C.L. provides that indemnification pursuant to the B.C.L. shall not be deemed exclusive of other indemnification rights to which a director or officer may be entitled, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer establishes that (1) his acts were committed in bad faith or


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

were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (2) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any civil or criminal action, other than a derivative action, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. With respect to derivative actions, Section 722(c) of the B.C.L. provides that a director or officer may be indemnified only against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense or settlement of such action, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to partial or full indemnification.

         Section 723 of the B.C.L. specifies the manner in which payment of such indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification may be made by the corporation only if authorized by any of the corporate actions set forth in such Section 723 (unless the corporation has provided for indemnification in some other manner as otherwise permitted by Section 721 of the B.C.L.).

         Section 724 of the B.C.L. provides that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 of the B.C.L.

         Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled thereto.

         Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.




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


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.   EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

         4(a) Rights Agreement, dated as of June 2, 1997, between The B.F.Goodrich Company and The Bank of New York which includes the form of Certificate of Amendment setting forth the terms of the Junior Participating Preferred Stock, Series F, Par Value $1 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, which was filed as Exhibit 1 to Form 8-A filed June 19, 1997, is incorporated herein by reference.

         5 Opinion of Kenneth L. Wagner, Esq., Senior Counsel and Assistant Secretary of the Company, as to the legality of the Common Stock being registered.

         10(a) The B.F.Goodrich Company Employee Stock Purchase Plan filed as Appendix E to the Company's 2001 Proxy Statement for its Annual Meeting of Shareholders, is incorporated herein by reference.

         23(a)    Consent of Ernst & Young LLP, independent auditors.

         23(b)    Consent of Arthur Andersen LLP, independent auditors.

         23(c) Consent of Kenneth L. Wagner, Esq. (contained in his opinion filed as Exhibit 5).

         24       Power of Attorney.


ITEM 9.   UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the


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

                  Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 4th day of May, 2001.

                             THE B.F.GOODRICH COMPANY


                             By  /s/  Ulrich Schmidt
                                   ----------------------------
                                   Ulrich Schmidt
                                   Senior Vice President and
                                     Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 4, 2001 by the following persons in the capacities indicated.


         Name                                         Title
         ----                                         -----

/s/ David L. Burner *
---------------------------------         Chairman of the Board, President
(David L. Burner)                         Chief Executive Officer and Director
                                          (Principal Executive Officer)


/s/ Ulrich Schmidt
---------------------------------         Senior Vice President and
Ulrich Schmidt                            Chief Financial Officer
                                          (Principal Financial Officer)


/s/Robert D. Koney, Jr.
---------------------------------         Vice President and Controller
Robert D. Koney, Jr.                      (Principal Accounting Officer)



---------------------------------         Director
Diane C. Creel


/s/ George A. Davidson, Jr. *
---------------------------------         Director
George A. Davidson, Jr.

---------------------------------         Director
Harris E. DeLoach, Jr.


/s/ James J. Glasser *
---------------------------------         Director
James J. Glasser


/s/ William R. Holland *
---------------------------------         Director
William R. Holland


/s/ Douglas E. Oleson *
---------------------------------         Director
Douglas E. Oleson


/s/ Richard de J. Osborne *
---------------------------------         Director
Richard de J. Osborne


/s/ Alfred M. Rankin, Jr. *
---------------------------------         Director
Alfred M. Rankin, Jr.


/s/ James R. Wilson *
---------------------------------         Director
James R. Wilson


/s/ A. Thomas Young *
---------------------------------         Director
A. Thomas Young


* The undersigned, as attorney-in-fact, does hereby sign this Registration Statement on behalf of each of the officers and directors indicated above.


/s/ Kenneth L. Wagner
------------------------------------------
Kenneth L. Wagner




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